MAGELLAN GOLD UPDATES SILVER DISTRICT PROJECT

FOR IMMEDIATE RELEASE                                                                       February 19, 2013

Reno, NV --- Magellan Gold Corporation (MAGE - OTCBB) is pleased to update efforts to advance its flagship project located in the historic Silver District, La Paz County, Arizona.

Magellan has been reviewing extensive data from prior exploration activities in the project area and is developing a 2013 exploration plan.  The following is a summary of the project history, which we have derived from secondary sources without independent verification.

Silver District Project History

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Gulf + Western Industries, Inc. (“G+W”), the legendary NYSE listed conglomerate, through its New Jersey Zinc division drilled 260 holes at an average depth of 167 feet for a total of 29,741 feet from 1973 through 1981.  Based on the drilling and geologic mapping, sampling, and surface trenching, G+W outlined 11 different near-surface ore bodies containing silver, lead, zinc, barite and fluorspar.   The historical silver mineral resource from G+W was 4,819,000 million tons at 3.61 ounces per ton for a total of 17,405,982 contained silver ounces. (1)   All of the ore bodies outlined remain open for resource expansion either at depth or along strike.

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 Orbex Minerals and its successors (“Orbex”) acquired the project in 1983 and drilled over 200 shallow holes from 1983 – 1992 initially focused on expanding the silver resource.  As the price of silver fell under $10 an ounce, Orbex turned its focus instead to the by-product: fluorspar.    Kilborn Engineering estimated 2,263,772 tons grading at an average of 14.5% fluorspar for a historical resource estimate of 328,450 tons of flurospar.   The current market for fluorspar is between $400 and $550 per ton, as China has reduced its exports and there is virtually no domestic production.

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The Orbex database of over 200 drill holes has never been fully integrated with the older G+W data to develop an updated silver resource.  Together with confirmation drilling, this data would be the foundation to upgrade the historical resource estimates developed by G+W and Orbex into a NI 43-101 compliant resource estimate.

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The Silver District has been consolidated under Columbus Silver and the land package under our agreement now covers over 2,000 acres including the most exciting exploration target in the district, the Red Cloud Mine, which was unavailable for both G+W and Orbex exploration.

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The patented Red Cloud Mine was one of the early high-grade silver producers in the district and had underground workings down to the 500-foot level where groundwater was encountered.   Exploration targets include the reportedly substantial unmined high-grade silver ore in the underground workings and the potential to locate the portion of the Red Cloud vein that was faulted off below the water table, as theorized in private reports on the mine by prominent geologists Oscar Hershey in 1938 and Elgin Holt in 1942.  According to Hershey, “the vein is so strong where much of the width remains under the fault that it is likely that it runs a long distance under the Tertiary tuffs and may have many more shoots of ore than those in sight in the mine or may have continuous ore for hundreds of feet.”  Elgin Holt stated in 1942 that “most of the engineers and geologists who have examined the property, agree that below the water level in the mine, extensive bodies of sulfide ore should exist, carrying excellent values in silver, lead and zinc.”

In August 2012, Magellan entered into an option agreement with Columbus Silver Corporation (CSC: TSX-V), under which Magellan may acquire all of Columbus Silver’s interest in its Silver District property located in Arizona for an aggregate purchase price of $1,013,200.

Magellan paid Columbus Silver $63,200 on signing the Agreement, a further $50,000 on   December 31, 2012, and is obligated to pay a further $400,000 by the end of 2013, and a final $500,000 by the end of 2014 to exercise the option. Magellan is also required to maintain the Property in good standing by making all underlying purchase agreements, lease and maintenance payments during the term of the option.

ABOUT MAGELLAN GOLD CORPORATION

Magellan Gold Corporation (OTCBB: MAGE) is a Nevada corporation engaged in the acquisition and exploration of precious metals mineral properties. Magellan Gold’s primary exploration property, The Silver District Property consists of 83 unpatented lode mining claims, 4 patented lode claims and a Arizona mining lease of 154.66 acres and 23 unpatented mill site claims, totaling over 2,000 acres. The property covers a portion of the historic Silver District in La Paz County, approximately 80 kilometers (50 miles) north of Yuma in southwest Arizona.

(1)

In determining the resource estimate, G+W used a net value cutoff of $15 per ton. In determining the net value, the following commodity prices and recoveries were used:  silver $10 per ounce, 55% recovery; barite $40 per ton of Barite, 80% recovery; lead $0.20 per pound, 60% recovery; and fluorspar $140 per  ton acid grade,  70% recovery.

Cautionary Statement

The information contained in this press release does not purport to constitute a resource estimate under any recognized criteria, including, without limitation, the requirements of SEC Industry Guide 7.  Historical resource estimates should not be relied upon as an indication of recoverable mineral reserves.

The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves , adopted by the CIM Council, as amended. These definitions differ from the definitions in the United States Securities and Exchange Commission (“SEC”) Industry Guide 7 under the United States Securities Act of 1933, as amended (the “Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such statements are based on good faith assumptions that Magellan Gold Corporation believes are reasonable but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Factors that could cause actual results to differ from those anticipated are discussed in Magellan Gold Corporation's periodic filings with the Securities and Exchange Commission.

Contact: John Power, President (707) 884 - 3864